UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 2, 2005

Digene Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-28194	52-1536128
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1201 Clopper Road, Gaithersburg, Maryland		20878
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(301) 944-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

On February 2, 2005, Digene Corporation issued a press release announcing financial results for the second quarter of its fiscal year 2005. A copy of the press release is attached as Exhibit 99.1.

In a conference call held on February 2, 2005 to announce the results for the second quarter of fiscal 2005 and the six months ended December 31, 2004, Digene disclosed the following information regarding its results:

For the three months ended December 31, 2004, its revenue of $27 million included:

▪ approximately $20 million of revenue in the U.S., a 33% increase over the comparable quarter in fiscal 2004, of which approximately $17.3 million came from sales of Digene’s human papillomavirus (HPV) tests, a 32% increase over results from the comparable quarter in fiscal 2004;

▪ approximately $4.7 million of revenue in Europe, including HPV test revenue in Europe that increased to $4 million;

▪ approximately $2 million in combined revenue for South America and the Asia/Pacific regions for the second quarter of fiscal 2005, an 18% increase over the comparable quarter in fiscal 2004; and

▪ worldwide chlamydia and gonorrhea test product revenue of approximately $1 million, revenue from equipment and other products of more than $2 million, coming primarily to equipment sales of Digene’s Rapid Capture® systems in the U.S., and worldwide revenue from Digene’s blood virus products of approximately $0.8 million.

For the three months ended December 31, 2004, cash flow from operations was approximately $5 million.

For the six months ended December 31, 2004, Digene’s total revenue of $53.2 million included approximately $41 million of revenue in the U.S., a 36% increase over the comparable period in fiscal 2004.

The information in this Item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to liability under such Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 8.01. Other Events.

In August 2004, TriPath Imaging submitted a Pre-Market Approval Supplement (PMAS) to the Food and Drug Administration (FDA) for approval to use its SurePath™ Test Pack as a specimen-collection medium with our hc2 High-Risk HPV DNA Test. On February 1, 2005, TriPath notified Digene that TriPath had withdrawn the PMAS after TriPath and the FDA agreed that additional clinical information and analysis would be required. TriPath has informed Digene that it intends to resubmit its application with additional data and information.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated February 2, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digene Corporation

February 3, 2005	By:	/s/Charles M. Fleischman

Name: Charles M. Fleischman
Title: President, Chief Operating Officer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 2, 2005.